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                                                                         EX-10.8

              STOCK PURCHASE AND RIGHT OF FIRST REFUSAL AGREEMENT


                                  EXHIBIT 10.8

               STOCK PURCHASE AND RIGHT OF FIRST REFUSAL AGREEMENT

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               Stock Purchase and Right of First Refusal Agreement

     This Stock Purchase and Right of First Refusal Agreement (the "Agreement") is made and entered into as of this 8th day of October, 2002, by and between Steel Valley Bank, National Association, a national banking association (the "Bank"), and First West Virginia Bancorp, Inc., a bank holding company organized under the laws of the State of West Virginia ("Buyer").

                                    Recitals
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A. Bank desires to sell and issue to Buyer 13,890 shares (the "Shares") of the
2,006,000 authorized shares of Bank's $0.25 par value common stock (the "Common Stock") at a price of $3.60 per share, for an aggregate purchase price of $50,004, and Buyer desires to purchase such Shares from the Bank for such price subject to the additional terms and conditions set forth herein.

1. Although the Bank and Buyer have discussed a possible affiliation whereby the Bank would become a part of Progressive Bank, N.A., Buyer's wholly owned subsidiary bank ("Progressive Bank"), no agreement has been reached between the parties in that regard.

2. The Buyer desires to obtain a right of first refusal to acquire all or substantially all of the assets of Bank or the Shares of the Bank as more particularly detailed herein.

                                   Agreement
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     Now, Therefore, in consideration of the foregoing and of the agreements hereinafter contained, the parties agree as follows:

1.       Purchase and sale of Shares. Buyer agrees to and does hereby purchase
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         13,890 shares of Bank Common Stock from Bank for a per share price of
         $3.60, for an aggregate price of $50,004, payable in cash simultaneous with the execution of this Agreement. The Bank shall promptly seek certification from the Office of the Comptroller of the Currency ("OCC") of the funds from Buyer as capital for the Bank and shall take such funds into capital immediately upon receipt of such certification. Upon such certification, the Bank shall issue to Buyer a stock certificate representing the Shares. In the event that such certification is rejected, Bank shall immediately notify Buyer and Buyer shall then have the sole option to declare this agreement void, in which event Bank agrees to refund the purchase price.

2.       Representations and Warranties of the Bank. The Bank represents and
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         warrants to Buyer as follows:

         A. The capital structure of the Bank currently consists of 2,006,000 authorized non-convertible Shares of Common Stock, $0.25 par value each, 1,003,000 of which are currently issued and outstanding, 800 authorized shares of Class A Nonvoting Variable Rate Perpetual non-convertible and non-cumulative Preferred Stock with a par value of $500 per share, all of which are issued and outstanding, and 125,000 shares of Class B Nonvoting Convertible non-cumulative Preferred Stock with a par value of $8.00 per shares, 99,375 of which are currently issued and outstanding. Other than the right of the holders of the Class B Preferred Stock to convert such shares into Shares of Common Stock on a one to one basis until December 31, 2006, as provided in the Bank's Articles of Association, there are no options or other convertible securities outstanding to purchase any additional shares of any class of the Bank.

         B. The Bank is a national banking association validly existing and subject to the requirements of a Memorandum of Understanding with the OCC, is in good standing with the OCC. The Bank has delivered to Buyer true and correct copies of its Articles of Association and Bylaws, as amended, as of the date hereof.

         C. The Bank has provided to Buyer true and correct copies of the Reports of Condition and Income for the Bank as filed with the OCC for the periods ended December 31, 2001, March 31, 2002 and June 30, 2002.

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         D.       Senior officers of the Bank have informed the Buyer that the
                  Bank intends to attempt to sell an additional 278,000 Shares of Common Stock at $3.60 per Share to raise an additional $1,000,800 in capital for the Bank. The Bank has made no assurance to Buyer of its ability to accomplish such a sale, notwithstanding the best efforts and current intent of the Bank to do so.

3.       Buyer Sophistication and Access to Information. Buyer represents that:
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         (i) its officers and advisers have such knowledge and experience in financial and business matters that they are capable, on behalf of Buyer, of evaluating the merits and risks of the transactions contemplated by this Agreement including the purchase of the Shares;
         (ii) Buyer's officers have had access to all relevant books and records, including but not limited to financial, banking, corporate, employee and customer as they or their advisers have deemed necessary before making the decision to enter into this Agreement and such persons have had the opportunity to ask such questions of the senior officers of the Bank as they have deemed necessary in order to make the investment contemplated by this Agreement; (iii) Buyer is purchasing the Shares for purposes of this agreement only and not with any view or intent to sell or distribute the Shares to any other person; (iv) Buyer understands that the Shares purchased hereunder are being sold under an exemption from the registration requirements of federal and state securities laws and will bear restrictions upon transfer. A legend in substantially the form set forth below will be attached to the stock certificate representing the Shares:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, nor has a Registration Statement been declared effective by the Office of the Comptroller of the Currency pursuant to 12 C.F.R. ss.16.3 and such Shares may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration unless the Shares have been registered under said Act (or a Registration Statement has been declared effective by the Office of the Comptroller of the Currency) or an exemption from such registration (or the Registration Statement requirement of 12 C.F.R. ss.16.3) requirement is available. If the Shares are to be sold or transferred pursuant to an exemption from the registration requirements, the Bank may require a written opinion of counsel, satisfactory to counsel for Bank, to the effect that registration is not required and that such transfer will not violate said Act, any federal banking law or banking regulations or applicable state securities laws. This restriction may be removed upon petition by the holder one year from the date of issuance, unless such holder is an "affiliate" of the Bank.

4.       Right of First Refusal. In consideration of the agreement of Buyer to
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         purchase the Shares upon the terms detailed herein, and to potentially facilitate further negotiations toward an affiliation between the Bank and Buyer, which each party believes could be in its respective best interest and that of the shareholders of each entity, the Bank does hereby irrevocably grant to Buyer a right of first refusal in the event that the Bank enters into any written agreement, including a letter of intent, to: (i) sell all or substantially all of its assets; (ii) affiliate by merger, consolidation or other reorganization with another entity; or (iii) sell additional shares of any class of its stock, except the proposed sale of approximately 278,000 Shares of Common Stock at $3.60 per Share that the Bank intends to attempt to sell between the date hereof and December 31, 2002; or the Bank receives a written offer from any third party including a letter of intent, to:
         (i) purchase all or substantially all of Bank's assets; or (ii) affiliate by merger, consolidation or other reorganization with another entity. In the event that the Bank shall engage in any of the transactions mentioned above in this Section 4 (a "Transaction") from the date hereof through September 30, 2007, the Buyer shall have the following rights:

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         A.       In the event of any proposed bona fide Transaction, the Bank shall offer to Buyer the opportunity to complete the proposed Transaction on substantially the same terms and conditions offered to any other party to a Transaction. The Bank shall give to the Buyer written notice, delivered to the President or Secretary of the Buyer, designating: (i) the specific terms and conditions of the proposed Transaction; (ii) the name and address of any proposed third party to be involved in such Transaction; and (iii) a copy of any letter of intent, stock purchase agreement, merger, consolidation or reorganization agreement, or other document evidencing the proposed Transaction.

         B. The Buyer shall within sixty (60) days after receipt of the notice of a proposed Transaction notify the Bank in writing whether it desires to engage in the proposed Transaction on substantially the terms and conditions, including the proposed purchase price, set forth in the notice to the Buyer. During such 60-day period, Buyer shall be permitted to engage in all necessary due diligence inquiries of Bank, including inquiries at Bank's premises, as it deems necessary to evaluate the Transaction, subject to a reasonable confidentiality Agreement with Bank. In the event that the Buyer notifies the Bank of its desire to engage in the proposed Transaction, such notice from Buyer shall specify a date not less than five (5) nor more than ten (10) days after the date of such notice (but not more than 70 days after receiving the initial notice from
                  Bank) as the date on which the Buyer shall be prepared to execute documents in substantially the same form as presented regarding the proposed Transaction, or, if the proposed Transaction involves the sale of stock, to deliver payment for the stock to be purchased. In any future Transaction involving a right of refusal to purchase stock, upon the consummation of the purchase of shares of Bank by Buyer and the payment of the price therefor, and certification by the OCC of the new capital, the Bank shall deliver to Buyer a certificate for the stock purchased. If within the time frame set forth above, the Buyer shall not purchase and pay for all of the shares so offered for sale in the case of the issuance of shares by the Bank, or execute the documents regarding a proposed Transaction if the proposed Transaction involves a transaction other than a sale of stock, the Buyer shall be deemed to have rejected said offer to engage in the proposed Transaction.

         C. If the proposed Transaction involves a transaction other than the purchase of shares from the Bank, immediately after the execution of the documents regarding such Transaction, Buyer shall use its best efforts, noting that time is of the essence, to apply for such regulatory approval, and take any and all additional actions, as may be necessary or appropriate to consummate the proposed Transaction. The Bank agrees that it shall provide its full cooperation in the effort to obtain such regulatory approval and consummate any such Transaction.

         D. In the event that Buyer fails to properly and timely exercise its rights under this Section 4, the Bank shall be free to engage in the proposed Transaction under substantially the same terms and conditions as specified in the notice to Buyer.

         E. Buyer recognizes and acknowledges that in the event that the OCC or Federal Deposit Insurance Corporation ("FDIC") places the Bank into receivership, the right of first refusal of Buyer set forth in this Section 4 shall cease to exist and shall in no way prohibit the OCC, FDIC or any other regulatory agency from taking such actions as they may deem necessary or appropriate to protect the depositors and customers of the Bank, the bank insurance fund, and other interests that such regulatory agencies feel require such protection.

         F. During the term of this Agreement Bank shall promptly notify Buyer if Bank enters into any written agreement, including a letter of intent, (i) to purchase all or substantially all of the assets of a third party entity; (ii) to affiliate by merger, consolidation or other reorganization with another entity; or (iii) to purchase 5% or more of the issued and outstanding shares of any class of stock of any third party entity.

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         G.       Bank warrants and represents that it shall notify all third parties interested in a Transaction (as defined above) of the existence of this Right of First Refusal and Bank shall make the fulfillment of the rights of Buyer under this Right of First Refusal a contingency to Bank's acceptance of any such proposed Transaction.

         H. In the event that Bank offers to sell additional shares in a transaction, (except for the 278,000 Common Shares as detailed in Section 4(i)above)and in the event Buyer does not exercise its rights described herein as to that Transaction, Buyer shall not have waived its rights hereunder to subsequent Transactions.

5.       Captions; Counterparts. The captions in this Agreement are for
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         convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

6.       Waivers; Amendments. Any of the provisions of this Agreement may be
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         waived at any time by the party that is entitled to the benefit thereof. This Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner (but not necessarily by the same person) as this Agreement and which makes reference to this Agreement.

7.       Entire Agreement. This Agreement supersedes any other agreement,
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         whether written or oral, that may have been made or entered into by the parties relating to the matters set forth herein, provided that the terms and conditions of the Confidentiality Agreement dated January 4, 2002 between the Bank and Progressive Bank (which is deemed binding upon Buyer, as Progressive Bank's parent corporation) shall survive the execution of this Agreement, except as specifically otherwise provided herein. This Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth herein.

8.       Disclosure. The Bank and Buyer agree that neither shall disclose the
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         existence of this Agreement to any person without the prior consent of the other party hereto. Notwithstanding the prior sentence, it is acknowledged that the Bank shall describe this Agreement and make a copy available to interested potential investors in connection with its proposed offering of shares of its Common Stock described above, and further that Buyer shall disclose the existence of this Agreement and file a copy of it with the Securities and Exchange Commission and American Stock Exchange and make public disclosure of this Agreement in an 8-K report to be filed upon the execution of this Agreement in the event that it deems such action prudent under the federal securities laws or otherwise advisable without consent of the Bank.

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9.       Notices. All notices and other communications hereunder shall be deemed
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         to have been duly given if forwarded by United States Mail, or via a nationally recognized overnight courier service. Notices shall be deemed to have been received the second day after mailing by United States Mail and the next day after sending by overnight courier. All notices and other communications hereunder given to any party shall be communicated to the remaining party to this Agreement in the same manner as herein provided.

              (a)   If to the Bank, to:

              Mr. George S. Hazlett
              President
              Steel Valley Bank, N.A.
              68400 Stewart Drive
              St. Clairsville, Ohio  43950

              With copies to:
              Thomas C. Blank, Esq.
              Werner & Blank, LLC
              7205 W. Central Avenue
              Toledo, Ohio  43617


              (b)  If to Buyer, to:

              Mr. Charles K. Graham
              President
              First West Virginia Bancorp, Inc.
              1701 Warwood Avenue
              Wheeling, West Virginia  26003

              With copies to:

              William G. Petroplus, Esq.
              Petroplus & Gaudino
              69 Fifteenth Street
              Wheeling, West Virginia  26003


         Bank agrees to promptly notify Buyer of any future memorandum of understanding, cease and desist order or other agreement with the OCC, FDIC or any other regulatory agencies regarding the Bank unless disclosure of such item is prohibited by law or regulation. Further, the Bank agrees to promptly notify Buyer of any claims, demands, lawsuits or other material liabilities not incurred in the ordinary course of business which may arise on or after the date of this Agreement.


10.      Governing Law. This agreement shall be governed by, construed and
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         enforced in accordance with the banking laws of the United States, where applicable, and the general laws of the State of Ohio, without regard to conflicts of law principles.

11.      Construction. The parties have participated jointly in the negotiation
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         and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                    {Signatures Contained on Following Page}

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase and Right of
First Refusal Agreement on the date first written above.

Attest:                               Steel Valley Bank, National Association


/s/ Beverly A. Barker                  /s/ George S. Hazlett
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                                     By:  George S. Hazlett
                                     Its:   President


Attest:                              First West Virginia Bancorp, Inc.

/s/ Beverly A. Barker                  /s/ Charles K. Graham
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                                     By:  Charles K. Graham
                                     Its:   President